SECURITIES AND EXCHANGE COMMISSION
                         450 Fifth Street, NW
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            March 23, 1999
                 (date of earliest event reported)

                     PNC MORTGAGE SECURITIES CORP.
       (Exact name of the registrant as specified in charter)

           Delaware            33-84896           94-2528990
          (State or other     (Commission         (IRS Employer
          jurisdiction of     File Number)        Identification
          Incorporation)                          Number)

                          75 NORTH FAIRWAY DRIVE
                      VERNON HILLS, ILLINOIS  60061

                  (Address of principal executive offices)

           Registrant's telephone number, including area code:

                            (847) 549-6500

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Item 1.  Changes in Control of Registrant.  Not applicable.

Item 2.  Acquisition or Disposition of Assets. Not applicable.

Item 3.  Bankruptcy or Receivership.  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.  Not applicable.

Item 5.  Other Events.

The Pooling and Servicing Agreement related to each series of the registrant's Mortgage Pass-Through Certificates (each, a "Pooling Agreement") requires a statement from a firm of independent public accountants to be furnished to the trustee under each Pooling
Agreement. Such statement is generally required to be filed on or before April 30 of each year. In connection with the firm's examination of the financial statements at December 31 of the preceding year of the parent corporation of the registrant, as master servicer under the related Pooling Agreement, which examination included a limited examination of the registrant's financial statements, such statement is required to the effect that nothing came to the attention of such firm that indicated that the registrant was not in compliance with certain sections of the related Pooling Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

One such statement is prepared by such firm for all of the Pooling Agreements for a given trustee and also includes information concerning similar agreements to which such trustee and the registrant are parties.

Such statements are attached hereto as follows: (i) with respect to Pooling Agreements for which U.S. Bank National Association is trustee, as Exhibit 99.1 and (ii) with respect to Pooling Agreements for which State Street Bank and Trust Company is trustee, as Exhibit 99.2.

Item 6.  Resignations of Registrant's Directors.  Not applicable.

Item 7.  Financial Statements and Exhibits.

         Exhibits:

         99.1   Report of Independent Auditors.
         99.2   Report of Independent Auditors.

Item 8.  Change in Fiscal Year.  Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.  Not applicable.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PNC MORTGAGE SECURITIES CORP.

Date: March 23, 1999               By: \s\ Richard Careaga
                                       -------------------
                                       Richard Careaga
                                       Second Vice President and
                                       Assistant General Counsel